Exhibit 10-1

WHEREAS, on August 21, 2008, Consolidation Services, Inc., gave its promissory note in the amount of $500,000,00 to Larry Bruce Herald; and

WHEREAS, said note was due and payable in full on or before October 15, 2008; and

WHEREAS, on November 7, 2008, Larry Bruce Herald agreed to extend the note and to accept the immediate payment of $200,000.00, with additional payments of $150,000.00, plus interest, due and payable on January 15, 2009, and April 15, 2009; and

WHEREAS, the payment of $200,000.00. was made. and the payment of $150,000.00, plus interest, was made on or about January 15, 2009; and

WHEREAS, by agreement entered on the 16th day of April, 2009, Larry Bruce Herald agreed to extend the final payment on the note of $150,000.00, plus interest, until May 15, 2009; and

WHEREAS, Larry Bruce Herald has agreed to accept a .payment of $15,000.00, plus interest, and has agreed to further extend the balance due on the final payment of the note;

NOW, THEREFORE, for and in consideration of the mutual benefits to be realized by the parties hereto, this agreement is made and entered into on this 27th day of May, 2009, by and between CONSOLIDATION SERVICES, INC., of 2756 N. Green Valley Parkway, Suite 225, Henderson, Nevada 89014, and LARRY BRUCE HERALD, of Route 1, Box 138, Booneville, Kentucky 41314.

1.  Consolidation Services, Inc. shall pay upon execution of this instrument the interest which is due and payable, plus the amount of $15,000.00.

2.  The final payment of $135,000.00, plus interest at the rate of Ten (10%) percent per anum, from the date of the execution of this instrument, shall be due and payable on the .15th day of July, 2009.

3. At any time prior to the due date of the final payment, the final payment may be made in whole or in part without penalty or premium.

IN TESTIMONY WHEREOF, witness our signatures hereto on the day and date set forth hereinabove.

CONSOLIDATION SERVICES, INC.

By: /s/ Johnny R. Thomas

JOHNNY R. THOMAS, President

ATTEST:

/s/
SECRETARY

/s/ Larry B. Herald

LARRY BRUCE HERALD

STATE OF NEVADA COUNTY OF CLARK

I, Tom C. Englund, notary public for the State of Nevada at large, certify that the foregoing was produced before me in said County and State, and signed, acknowledged and delivered by JOHNNY R. THOMAS, for and on behalf of CONSOLIDATION SERVICES, INC., as President, and attested by Johnny R. Thomas, Secretary, on this 27th day of May, 2009.

/s/ Tom C. Englund
NOTARY PUBLIC
My commission expires: 4/08/2012